PRELIMINARY OFFERING CIRCULAR – January 26, 2024

SUBJECT TO COMPLETION

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Central Park Fund 1, LLC

559 Deseret Dr Unit 201,

Kaysville, UT 84037

Phone No.: 435-754-5493

invest.flowstreet.com

$250,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount

Central Park Fund 1, LLC, a Wyoming limited liability company (which we refer to as “we,” “us,” “our” or “Company”), is offering a minimum of $250,000 (“Minimum Offering Amount”), and up to a maximum of $75,000,000 (“Maximum Offering Amount”), of limited-voting Class A membership interests in the Company. The Class A membership interests described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest,” and the offering of the interests may be referred to in this offering circular as the “offering.”

The Company will sell up to 75,000,000 interests for $1.00 each. The minimum investment for any investor is $10,000. The sale of interests will commence once this offering circular, as amended, is qualified by the Securities and Exchange Commission (“SEC”). If the Company has not sold the Minimum Offering Amount by the date nine months from the date this offering circular, as amended, is qualified by the SEC, this offering will be terminated, and all investor funds will be returned without interest or deduction.

All offering proceeds will be held in a third-party escrow account managed by North Capital Private Securities Corp. (“Escrow Agent”) until at least the Minimum Offering Amount has been raised. No funds will be released until the Company has raised the Minimum Offering Amount, at which time, all offering proceeds will become available for use by the Company. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis promptly after receiving investor funds pursuant to a schedule set by the Manager, but in no case longer than every thirty (30) days.

This offering shall be terminated upon (i) the date that is nine months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, (iii) the sale of the Maximum Offering Amount of interests for the offering, or (iv) such earlier date as determined by our Manager.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is no market for our interests and none is likely to develop in the future.

	Price to public(1)	Underwriting discount and commissions	Proceeds to Issuer(2)

Per Interest	$1.00	$0.00	$1.00
Total Minimum	$250,000	$0	$250,000
Total Maximum	$75,000,000	$0	$75,000,000

(1)	Interests will be sold for $1.00 per interest. We have not engaged a broker dealer or selling agent and all proceeds from the offering will be payable to the Company. See “Plan of Distribution.”

(2)	The Company will incur expenses relating to this offering, including, but not limited to, legal, accounting, marketing, escrow, technology and travel expenses, which expenses are not reflected in the above table.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 6 for a description of some of the risks that should be considered before investing in our interests. These risks include, but are not limited to, the following:

●	Global economic, political and market conditions and economic uncertainty including those caused by the outbreak of coronavirus (COVID-19), may adversely affect our business, results of operations and financial condition.
●	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.
●	Investors will rely solely on our Manager to manage us and our investments. Our Manager will have broad discretion to invest our capital and make decisions regarding investments.
●	Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.
●	An investor could lose all or a substantial portion of any investment made in us.
●	There is no public trading market for our interests. There are also transfer restrictions contained in our Operating Agreement. It will thus be difficult for an investor to sell interests purchased from us.
●	The offering price of our interests was not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets or Company at the time an investor’s investment is made.
●	Conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates.
●	There are substantial risks associated with owning, financing, operating, leasing and managing real estate, including changes in value of the properties, environmental risks, ADA compliance risks, competing properties, tenant turnover, uninsured losses, title defects, property defects, increasing carrying costs and lack of diversity.
●	There are substantial risks associated with lending activities including, regulation, interest rate risks, borrower fraud, borrower insolvency, changes in value of the assets securing our loans and those relating to our funding, servicing, and collections activities.
●	There are substantial risks associated with business equity investing, including those applicable to minority interest holders and specific risks relating to the industries in which we invest.
●	We will be subject to government regulation, which could negatively impact our business should we fail to comply withs such regulations.
●	The amount of distributions we will make is uncertain.
●	Our Manager and/or its affiliates may own interests in or manage other entities engaged in similar investments and operations as the Company.
●	Persons who provide services to the Company may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A offering circular disclosure format.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to Central Park Fund 1, LLC together with our wholly and majority owned subsidiaries.

The Company

The Company was organized as a limited liability company in Wyoming on October 20, 2023 to serve as a diversified investment vehicle for investments in real estate, mortgage-backed loans, commercial loans, and operational businesses. We may engage or joint-venture with third-parties (operators) to assist, manage, or service our assets.

The Company has authorized two classes of interests; Class A interests to be sold to investors and Class B interests that have been issued to an affiliate of our Manager. No Class A interests have been issued. Class A interests are limited-voting and may vote on only removal of our Manager for “good cause,” as defined in our Operating Agreement (“Operating Agreement”).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements in the event our securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s principal address is 559 Deseret Dr Unit 201, Kaysville, UT 84037.

Management

The Company’s Manager is Times Square, LLC a Wyoming limited liability company. Our Manager shall manage and administer company assets and perform all other duties prescribed for in our Operating Agreement and the Wyoming Limited Liability Act. No other Person shall have any right or authority to act for or bind the Company except as permitted in our Operating Agreement or as required by law. Our Manager shall have no personal liability for the obligations of the Company.

Our Manager will receive fees for its services, and it will receive reimbursements for expenses incurred on the Company’s behalf. The Company will reimburse our Manager and its affiliates for offering and initial operating expenses, once the Minimum Offering Amount has been raised. Our Manager is not expected to incur expenses on our behalf once we have raised sufficient capital through this offering and revenues to fund our operations.

Distributions

Subject to the availability of Distributable Cash, the Company will make quarterly distributions, which distributions are not expected to begin until at least six months after the Company raises the Minimum Offering Amount. Distributions will be made as detailed in “Securities Being Offered.”

Transfer Restrictions

Our Operating Agreement contains significant restrictions on transfer of interests. Our Manager may refuse a transfer of interest(s) for any number of reasons. Furthermore, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. In addition, there is no market for our interests and none is likely to develop in the future.

Going Concern

The consolidated financial statements included in this offering circular have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

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The Offering

Central Park Fund 1, LLC is offering a minimum of $250,000, and up to a maximum of $75,000,000, of limited-voting Class A membership interests in the Company.

Class A interests will be sold for $1.00 per interest with the minimum investment for each investor set at $10,000. The Company must raise the Minimum Offering Amount by the date nine months from the date this offering circular, as amended, is qualified by the SEC.

All offering proceeds will be held in a segregated escrow account managed by our Escrow Agent, North Capital Private Securities Corporation until at least the Minimum Offering Amount has been raised. Once the Minimum Offering Amount has been raised all offering proceeds will become available for use by the Company. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis promptly after receiving investor funds, pursuant to a schedule set by the Manager, but in no case longer than every thirty (30) days.

The sale of interests will commence once this offering circular, as amended, is qualified by the SEC. This offering shall be terminated upon (i) the date that is nine months from the date the offering , as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, (iii) the sale of the Maximum Offering Amount of interests for the offering, or (iv) such earlier date as our Manager determines.

Interests are being offered on a “best efforts” basis and it intends to sell the Interests directly to investors and not through registered broker-dealers who are paid commission.

In order to subscribe to purchase the interests, a prospective investor must go to our website, invest.flowstreet.com, and complete a subscription agreement and send payment by wire transfer, ACH, or credit card, or follow the instructions provided within our investment portal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering statement includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and the exhibits to the offering statement. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of our shares. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

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RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the interests. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in the interests and should be aware that an investment in the interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the interests.

Risks Related to the Structure, Operation and Performance of the Company

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company will achieve its investment objectives or the underlying assets to be acquired will be successfully monetized. Further, our business equity investments have not been selected and so we do not know what industries we will invest in or the specific risks relating to any such industries or what backgrounds the business operators will possess.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon the Company and the value of your interests.

There can be no guarantee that we will reach our funding target from potential investors. In the event we do not raise sufficient funds through this offering, we may not be able to achieve our investment objectives and may seek capital elsewhere, which could be on different terms than those hereby offered.

Our success depends in large part upon our Manager and its ability to execute our business plan.

The successful operation of the Company is dependent on the ability of our Manager to source, acquire and manage our assets. As our Manager was formed on October 20, 2023, and is an early-stage startup company, it has no operating history which evidences its ability to source, acquire, manage and utilize our intended assets.

The success of the Company will be highly dependent on the expertise and performance of our Manager and its team to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our Manager. The loss of the services of one or more of these individuals could have a material adverse effect on our investments and/or operations.

Investment in the Company involves certain tax and ERISA risks of which investors should be aware.

An investment in the Company involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts, and other tax-exempt investors. Such investors should consult their tax advisors prior to investing in the Company.

Potential breach of the security measures of our investment platform could have a material adverse effect on the Company.

The highly automated nature of the investment platform through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, the Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

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Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its managers is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the Investment Company Act or the Investment Advisers Act do not apply to our operations. This position, however, is based upon applicable law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and our Manager may be forced to liquidate and wind up the Company or rescind the offering of interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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The Operating Agreement has a dispute resolution provision that requires disputes be resolved via mediation or (if mediation fails) binding arbitration in Davis County, Utah, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the Operating Agreement. In that agreement, investors agree to resolve disputes arising from or relating to the Company’s Operating Agreement, the breach thereof, or any associated transaction (but not including claims under the Securities Act and/or the Exchange Act) by mediation or (if mediation fails) binding arbitration in the county of the principal office of the Company (Davis County, Utah) The Company believes that the exclusive forum provision applies to all claims other than those arising under the Securities Act or the Exchange Act, but there is uncertainty as to whether a court would enforce such a provision in all situations.

This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit the ability of investors to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

We may experience liability for alleged or actual harm to third parties and costs of litigation.

We are subject to the risk of lawsuits filed by tenants, borrowers, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of the Company.

Financial projections may be wrong.

Certain financial projections concerning the future performance of our investments are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt in any amount we can obtain. While our members should not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

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Risks Related to Potential Conflicts of Interest

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager.

Our Operating Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will be entitled to consider only such interests and factors as it desires and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. The Operating Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company.

We do not have a conflicts of interest policy.

Our Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other people or entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our assets. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company may purchase assets from, or sell Company Assets to, affiliates of the manager.

Our Operating Agreement explicitly allows the Company to purchasing Company Assets from and selling Company Assets to affiliates of the Manager, so long as such purchases and sales are valued at market rate. However, the assessment of market rate is to be determined by the Manager in good faith, based on reasonable assumptions. Since any such transaction will not take place at arms’ length, our Manager may be incentivized to assess the value of the Company Asset as higher (or lower) than the value that could be obtained in an arms’ length transaction, and may make bad assumptions in coming up with such estimates.

Conflicts may result in the use of certain service providers over others .

Our Manager and our operators will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager or operators and not the Company. Our Manager or operators may be incentivized to choose a service provider or seller based on the benefits they are to receive.

There may be conflicting interests of investors.

Our Manager will determine whether or not to acquire or liquidate our assets. When determining to acquire or liquidate an investment, our Manager will do so considering all of the circumstances at the time, which may include obtaining or paying a price for an underlying asset that is in the best interests of some but not all of the investors.

Conflicts may exist between service providers, the Company, our Manager and its affiliates.

Our service providers may provide services to our Manager and its affiliates. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering and will not be representing interest holders of the Company. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

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Risks Related to this Offering and Ownership of our Interests

There is currently no public trading market for our interests.

There is currently no public trading market for our interests, and none is expected to develop or be sustained. If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There are restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.

Our interests will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our Operating Agreement that prohibit transfers unless approved by our Manager, in its sole discretion, and the transferee and transferor have met other conditions established by our Operating Agreement.

Investors have limited voting rights.

Investors have no voting rights other than removal of our Manager for “good cause.” The Class B interest holder, an affiliate of our Manager, holds all other voting rights in the Company. Investors may not necessarily agree with the voting decisions of the Class B member or decisions may not be in the best interests of all the investors but only a limited number, including the Class B interest holder.

Furthermore, our Manager can only be removed as Manager of the Company by Class A members in very limited circumstances for “good cause,” as defined in our Operating Agreement. Investors would therefore not be able to remove our Manager merely because they did not agree, for example, with how our Manager was operating or selecting investments.

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This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering prices of the interests may not accurately represent the current value of the Company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the interests is fixed and will not vary based on the underlying value of our assets at any time. Our Manager has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the interests has not been based on appraisals of any assets we own or may own, or of the Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the interests may not be supported by the current value of the Company or our assets at any particular time.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in interests of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in the Company. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

Risks Related to Real Estate

The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in real estate entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in real estate investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

We will depend on tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we invest into tenants on economically favorable terms.

In the event of a tenant default, we incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to investors.

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The COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

The United States, like the rest of the world, was adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities periodically instituted “shelter in place” orders and adopted other restrictions which caused the shuttering of many businesses and multiple layoffs, which may have affected the income and, ultimately, the ability of tenants to pay rent. In addition, property owners were subject to certain restrictions, such as a temporary moratorium on evictions, which may have limited property owners’ ability to respond to tenant defaults. Further, materials and service providers required for properties may have been and may still be difficult to obtain. These factors, and any other lingering effects of the Pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

Our properties may not be diversified.

Our properties may not be diversified by type and/or geographic location. Our performance is therefore linked to economic conditions affecting the real estate classes and regions in which we will invest in properties and in the market for real estate properties generally. Such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will invest in, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

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We may not have control over costs arising from rehabilitation of properties.

We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the properties we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we (or our Manager or its affiliates, if they are “pre-funding” a property) pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. It is also possible that our Manager or its affiliates may “pre-fund” a property and then its fair market value may drop such that, even if the property was acquired by our Manager or its affiliates at fair market value, the consideration paid by the Company at the time of investment exceeds fair market value. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate would most likely preclude our investors from realizing an attractive return on their interest ownership.

There is no assurance that our real estate investments will appreciate or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements.

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. These risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations, or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

Investments in real estate-related securities may be illiquid, and the Company may not be able to dispose of these assets in response to changes in economic and other conditions.

If the Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time. These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold, pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, the Company’s ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

We may experience general risks of real estate investing.

Factors which could affect the Company’s ownership of income-producing property might include, but are not limited to any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities, inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, and other factors beyond the control of the Company. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

We may experience uninsured or underinsured losses.

Our properties may be located throughout the United States. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

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All decisions relating to the type, quality, and amount of insurance to be placed on each property are made exclusively by our Manager. Certain types of losses, generally of a catastrophic nature (such as hurricanes, earthquakes, and floods) may be uninsurable, not fully insured or not economically insurable. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of each property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a property after the property has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore that property.

Recently, the cost of certain types of extraordinary insurance coverage for such things as hurricanes, floods and earthquake has risen substantially. These types of losses are not generally covered in a standard hazard and liability insurance policy. In certain locations, this type of insurance may be unavailable or cost prohibitive. The Company may proceed without insurance coverage for certain extraordinary risks if it cannot secure an appropriate policy or if our Manager believes that the cost of the policy is too high with respect to the risks to be insured.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore a property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

We may experience liability for environmental issues.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

Buildings and structures on a property may have contained hazardous or toxic substances or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, our Manager, and/or the Company to litigation with and liability to third parties.

Our Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been acquired by the Company.

Federal, state, and local regulations may change.

There is a risk of a change in the current federal, state and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

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Title insurance may not cover all title defects.

Our Manager intends to acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Compliance with Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, substantial modifications made to comply with the ADA may impede the Company’s ability to make cash distributions to its members.

Due diligence may not uncover all material facts.

Our Manager will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

Risks Related to Lending

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in the interest rate environment may reduce profits. Changes in interest rates up or down could adversely affect our net interest spread and, as a result, our net interest income and net interest margin. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

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Competition with other lenders may affect the Company’s profitability.

The financial services industry is highly competitive, and we anticipate that we will encounter strong competition for loans. Price competition for loans might result in us earning less on our loans, which reduces net interest income. Some of the institutions with which we compete have substantially greater experience, resources, and lending limits and may offer services we do not provide. We expect competition may increase in the future because of legislative, regulatory, and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully.

Some of the general competitive conditions in private lending include competing with other lenders with regards to fees, interest rates, reputation and/or quality of service. These conditions may affect the Company’s profitability and ability to make, fund, originate, acquire and/or purchase loans. Furthermore, other private lenders, institutional lenders and others engaged in the mortgage lending business may differ in their loan to value guidelines and criteria, which may affect the Company’s competitiveness with regards to its ability to make, fund, originate and/or acquire certain loans.

The Company will be subject to general risks associated with real property lending.

The Company’s profitability depends on the ability of our borrowers to repay their loans. The ability of a borrower to repay may be affected by local, regional, and national real estate market and economic conditions beyond the control of the Company. Delinquencies and defaults are sensitive to local and national business and economic conditions. Favorable real estate and economic conditions may not necessarily enhance a borrower’s ability to repay due to circumstances specific to a borrower and are beyond the Company’s control.

There are inherent risks with respect to investment in non-performing notes.

The Company may elect to invest in non-performing notes secured by real estate. Accordingly, non-performing notes carry substantial risk, including the possibility that the non-performing notes may not generate any cashflow or profit for the Company. The Company may acquire the non-performing notes with the expectation that they will be reformed to become performing notes. However, there is no assurance or guarantee that such non-performing notes will perform, or even if reformed, will generate cashflow for the Company. For example, the borrower may re-enter into default after the reformation of the non-performing note or the possibility that any collateral securing the non-performing note cannot be sold for profit. In those circumstances, the Company (and its investors) may be adversely affected and unable to make distributions to the investors.

Borrowers’ failure to pay interest and/or principal due under the notes will cause significant adverse impact on the Company.

If the Company’s equity or profit margin on a particular note is thin, so that little to no equity exists between all the encumbrances on the underlying property and our note, it may not make sense for us to continue to hold and/or service the note. Therefore, we will most likely not make a profit on that note and may be at risk for losing almost all of our investment in such a note under these or similar circumstances.

Borrowers’ bankruptcy will impose additional expenditures on the Company and impact the rate of return.

Where a borrower files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of a senior mortgage which is ahead of the Company’s junior mortgage, the lien securing the Company’s note can be “stripped” from the property, subject to the successful completion of the debtor’s bankruptcy plan and obtaining a discharge. Although the Company would still likely receive some debt repayment as an unsecured creditor, a substantial portion of the total debt owed would most likely be wiped out upon discharge of the bankruptcy.

Upon discharge of Chapter 7 bankruptcy, a borrower will no longer be held personally liable for the obligations of a note held by the Company, unless the borrower reaffirms the debt while in bankruptcy. However, in any case, the Company will retain the right to foreclose on the collateral, as granted in the mortgage or deed of trust, in the event a mutually acceptable alternative cannot be worked out between the Company and the borrower.

Senior lienholders have foreclosure rights that may impact the Company if it originates junior lien positions.

In the event a senior lienholder forecloses on the subject real estate before the Company, the Company’s interest in the subject real estate may be eliminated. If a borrower’s performance on a first lien fails, the Company can begin foreclosure ahead of the first lien, which may result in taking the property subject to the first lien. If the first lien starts foreclosure ahead of the Company, the Company, as junior lienholder, has the right to protect its secured interest in the property by bringing the payments current on the first lien, and then may elect to foreclose ahead of the first lien. In some instances, it may not be profitable for the Company to expend additional funds to enforce such protections, in which case the Company’s lien would be removed from the property, leaving the Company with an unsecured debt worth significantly less than when it was secured.

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Our failure to comply with the regulations may subject us to exposure of legal liability.

The Company’s business is subject to multiple laws including regulations applicable to note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Failure of the Company or its servicers to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. These laws and regulations to which the Company is subject include those pertaining to:

●	real estate settlement procedures;
●	fair lending;
●	compliance with federal and state disclosure requirements;
●	debt collection;
●	the establishment of maximum interest rates, finance charges, and other charges;
●	secured transactions and foreclosure proceedings; and
●	regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Loan defaults and foreclosures may occur which could potentially adversely affect the profitability of the Company and its ability to distribute income to Investors.

The Company is subject to the risk that borrowers will default on loans and other risks that lenders typically face, some of which are detailed in this offering. Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as (without limitation) borrowers who are in default under other obligations or in bankruptcy or who do not have sources of income that would be sufficient to qualify for loans from other lenders (including but not limited to, banks and savings and loans associations). Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and then be compelled to refinance the balloon amount into a new loan. Fluctuations in interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

The Company will generally look to the underlying asset(s) securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the borrower’s credit rating. Nonetheless, borrowers will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Company originates or purchases.

To determine the fair market value of the asset(s) securing the loan, the Company will primarily rely on an appraisal, the Company’s opinion of value of the asset, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of an asset’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the asset at the time the loan is originated. Market fluctuations and other conditions could cause the value of an asset to decline over time.

If a borrower defaults on the loan, the Company may take the deed in lieu of foreclosure or be forced to purchase the asset. If the Company cannot quickly sell the asset, the profitability will be adversely affected.

Due to certain provisions of State law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

Finally, the recovery of monies loaned by the Company and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower could delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the profitability of the Company.

Loan sale documentation may include buy-back clause which may create backlog and illiquidity.

The Company may participate in the sale of loans to third parties. In certain sales contracts there may be a buy-back clause which may be enforced by the purchaser of the loans if the Company has breached a representation or warranty contained in such sale agreement. In that instance, the Company may be forced to repurchase one or more loans sold to the purchaser.

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The possible repeal of state usury limits could affect the Company’s profitability and cash flow.

To the extent that any loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Company may no longer be able to originate loans more than the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

Participation with other parties in a loan may result in lack of control as to when and how to enforce a loan default.

While the Company does not expect to participate in transactions with other parties, there is a possibility that it may do so. When participating in loans with other lenders, the Company may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners. Other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on when to enforce a default. There is no certainty as to who a lead lender or lead investor (as applicable) in a situation will be where the Company participates in ownership of a loan with another entity.

The lending business is a highly regulated industry. If we do not comply with applicable regulations, we could be subject to fines or other regulatory actions.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, and the proper securitization or our loans could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability. States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the way loans are closed and serviced. Our Managers will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

Renting and/or forming tenancy relationship from prolonged period of holding real estate can expose the Company with issues, including tenancy bankruptcy, unlawful detainer issues, non-compliant eviction, among others, which all of these can adversely impact the return for Investors.

There may be instances in which the Company may own and hold commercial real properties because of the Company’s foreclosure on real property securing a loan after borrower default. Although the Company intends to divest these properties as soon as practicable, that may not always be the case, and the Company may have to manage the property and lease to tenants until sold. In such instances, the Company will be subject to those real estate risks above discussed.

Borrower fraud can subject the Company to variety of exposures, including loss of investment in loans. Due diligence will be conducted by the Company, but there is no guarantee that such diligence will eliminate borrower fraud altogether.

Borrowers will supply a variety of information to the Company. The Company will attempt to verify much of the information provided, but as a practical matter, cannot verify all of it, which may result in the information being incomplete, inaccurate, or intentionally false. Borrowers may also misrepresent their intentions for the use of investment proceeds. The Company may not verify any statements by applicants as to how proceeds are to be used. If a borrower supplies false, misleading, or inaccurate information, the Company may lose all or a portion of the investment in the loan. In addition, to the extent our loans are unsecured or are otherwise outranked by a senior lienholder, the Company may not be able to recover all or any portion of loaned funds in the event of a default or bankruptcy of a borrower.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

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DILUTION

Dilution means a reduction in value, control or earnings of the investors’ interests. An affiliate of our Manager was granted Class B membership interests in the Company for $1.00 per interest for an aggregate investment of $100. Investors will also pay $1.00 per interest; however, Class B interest holders will receive substantially more Distributable Cash, profit and loss allocations, and voting rights per interest than those received by Class A interest holders. Investors will experience future dilution through the issuance of additional Class A interests.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the interests, we have considered a number of factors including, but not limited to, the illiquidity and volatility of the interests, the current financial condition of the Company and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the interests sold in this offering may be more or less than the fair market price for our interests.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering a minimum of $250,000, and up to a maximum of $75,000,000, of limited-voting Class A membership interests in the Company. The Company may issue fractional interests. The minimum investment for any investor is $10,000. The sale of Class A interests will begin upon qualification of this offering circular, as amended, by the SEC.

If the Minimum Offering Amount is not raised by the date nine months following qualification by the SEC of the offering statement in which this offering circular is a part, this offering will be terminated, and all investor funds will be promptly returned without interest or deduction.

All offering proceeds will be held in a third-party segregated escrow account with our Escrow Agent, North Capital Private Securities Corporation, until at least the Minimum Offering Amount has been raised. Once the Minimum Offering Amount has been raised, all offering proceeds will become available for use by the Company. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis as determined by our Manager, but in no case longer than every thirty (30) days.

This offering shall be terminated upon (i) the date that is nine months from the date the offering circular is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such date, (ii) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, (iii) the sale of the Maximum Offering Amount of interests for the offering, or (iv) such earlier date as determined by the Manager

All inquiries regarding this offering should be made directly to the Company. The Class A Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Those persons who want to invest in the Company must sign a subscription agreement, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. A copy of the form of subscription agreement is attached as Exhibit 4.1.

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Investor Suitability Standards

Our Class A interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence (this definition of net worth will also apply to investors that are non-accredited natural persons for purposes of determining whether they are qualified purchasers); or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our Operating Agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by the Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

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In addition, within the subscription agreement, investors must agree to indemnify the Company for their misrepresentations to the Company. Notwithstanding the foregoing, the Company is not requiring, and cannot require, investors to waive any of their rights to bring claims against the Company under the Securities Act, Exchange Act or similar state laws.

Our Manager will be permitted to make a determination that the subscribers of Class A interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. Our Manager may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Class A interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

Offering Expenses

Our Manager and its affiliates have incurred and will incur certain fees, costs and expenses incurred in connection with this offering and the Company’s operations. Such offering expenses consist of legal, accounting, marketing, technology, marketing, filing and compliance costs, as applicable. We will reimburse our Manager and its affiliates for such expenses incurred once we raise the Minimum Offering Amount. We will not reimburse such expenses if the Minimum Offering Amount is not raised.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

How to Subscribe

We have engaged Crowd Engine, Inc. to provide and maintain our investment platform. Any potential investor wishing to acquire our interests must:

1. Visit our website hosted by Crowd Engine, Inc. at invest.flowstreet.com and click the button to invest. You will be prompted to create an account. Once you have created your account, you will be able to review our offering documents.

2. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached to the offering statement of which this offering circular is a part or which you have requested.

3. Consult with your tax, legal and financial advisors to determine whether an investment in Class A interests is suitable for you.

4. Review and complete the subscription agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers. By signing the subscription agreement, you are also agreeing to be bound to our Operating Agreement.

4. Once the completed subscription agreement is signed, you must transfer funds in an amount equal to the purchase price for the interests you have applied to subscribe for (as set out on the front page of your subscription agreement). The Escrow Agent (or potentially the Company after the Minimum Offering Amount has been raised) will hold such subscription monies in a segregated account until such time as your subscription agreement is either accepted or rejected by our Manager and, if accepted, such further time until you are issued the Class A interests. No funds will be released until the Minimum Offering Amount has been raised.

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5. Our Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the offering at any time after conducted at least one closing.

6. Once the review is complete, we will inform you whether or not your application to subscribe for the interests is approved or denied and, if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Company may hold your subscription funds for up to nine months before accepting or rejecting your subscription while it raises the Minimum Offering Amount. After the Minimum Offering Amount has been raised, the Company intends to hold regular closings pursuant to a schedule set by the Manager, but in no case longer than every thirty (30) days.

7. If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you in book entry form upon the closing. Upon acceptance, the subscription monies held on your behalf will be transferred to our operating account as consideration for such interests as of your acceptance date, which will be promptly issued.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and our Operating Agreement. The Company and Manager will rely on the information you provide in the subscription agreement and the supplemental information you provide in order for our Manager to make an election whether or not to accept your investment. If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our Manager immediately using the contact details set out in the subscription agreement.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing segregated account and will not be commingled with our operating account, until if and when there is a closing with respect to that investor. Upon a closing where the investor’s subscription is to be accepted (either in whole or part), then the investor’s subscription proceeds will be disbursed to operating account.

If the offering is terminated without a closing (i.e., if the Company does not raise the Minimum Offering Amount), or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts will be returned promptly to investors without interest or deductions. Any costs and expenses associated with a terminated offering before we raise the Minimum Offering Amount will be borne by our Manager or its affiliates. Once an investor’s interests have been issued, the investor will become a member of the Company. Company interests will be issued in book-entry form without certificates.

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USE OF PROCEEDS TO ISSUER

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Class A interests offered hereby and the intended uses of such proceeds over an approximate twelve 12-month period. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds as the Manager deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%	Minimum Offering Amount
Gross Offering Proceeds	$75,000,000	$56,250,000	$37,500,000	$18,750,000	$250,000
Offering Costs (1)	$150,000	$150,000	$150,000	$150,000	$150,000
Use of Net Proceeds	$74,850,000	$56,100,000	$37,350,000	$18,600,000	$100,000
Real Estate Acquisition	$46,087,925	$34,266,050	$22,444,175	$10,812,128	$0
Loans	$14,889,945	$11,070,570	$7,251,195	$3,317,923	$92,000
Equity Investments	$9,926,630	$7,380,380	$4,834,130	$2,211,949	$0
Acquisition Fees	$2,245,500	$1,683,000	$1,120,500	$558,000	$3,000
Marketing	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$0
Working Capital(3)	200,000	$200,000	$200,000	$200,000	$5,000

Notes:

(1)	The Company expects to spend approximately $150,000 in expenses relating to this offering, including legal, accounting, compliance, travel, marketing, printing, and other miscellaneous fees, which may be paid by our Manager and reimbursed by the Company.

(2)	The Company may allocate net offering proceeds from the Minimum Offering Amount between any number of assets if feasible; however, it is most likely that such proceeds will be invested into a single asset.

(3)	The Company will contribute towards the expense of creation of the FlowStreet website, which will link and direct potential investors to the Company’s funding portal. The Company will contribute pro rata to such expenses with any other companies whose offerings are intended to be featured on the website, based on maximum capital being sought by each company. These expenses will be taken from our working capital reserve.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

The Company

The Company was organized as a limited liability company in Wyoming on October 20, 2023, to serve as a diversified investment vehicle for investments in real estate, mortgage-backed loans, commercial loans, and operational businesses. The Company has not yet begun operations and will make its first investment through proceeds from this offering. Our Manager has sole authority to decide what investments we make and how long to hold such investments, as well as our asset mix. We do not intend to register as an investment company under the Investment Company Act of 1940, as amended, and our Manager does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

We may hold our assets in separate special purpose entities (each an “SPE”) wholly or majority owned by the Company. We may also co-invest in assets, as determined by our Manager, which co-investors may be affiliated with our Manager. We may also make minority positioned investments in-line with our overall business plan. We intend to liquidate our investments and wind down the Company in approximately 7-10 years, although such date may be shorter or longer, as determined by our Manager based on the interests of the Company, market conditions and other factors of which our Manager is aware.

Real Estate

The Company primarily intends to invest in income-producing real estate properties, including, but not limited to, multifamily, single-family, short-term rentals, self-storage, mobile home park, commercial, industrial and retail; however, we intend to concentrate our real estate portfolio on multifamily, short-term rental and self-storage properties. We intend to invest across the U.S. We will look for markets or submarkets with strong economic growth, steady population increases and rental growth. Within those markets, we will target the underperforming, mismanaged, or outdated properties, and look for opportunities to add value through renovation and strategic management operations.

We do not intend to operate our properties directly, but rather we will invest with experienced, prominent real estate operators with longstanding successful track records and with whom we have cultivated familiar mutual relationships. Operators will manage the applicable property and SPE for the property. We expect that each operator will be paid a percentage of the income generated from operation, sale and refinance of its property, which percentages will be determined on a case-by-case basis but are expected to range from 15%-40%, although they may be higher or lower. We also expect that each operator will be paid fees from the applicable SPE ranging from 1%-5% of the property acquisition price and/or income, although such fees may also be higher or lower.

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We expect each SPE to employ leverage to acquire its property. Such debt is expected to range between 50% and 85% of the greater of acquisition cost or fair market value of each property. The terms of such debt will be negotiated and determined by the operator of the property; however, the Company expects to approve the terms of any debt to be guaranteed by the Company, which guarantee is likely to be required on most properties.

We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases. Our Manager will extensively research the acquisition of each transaction, utilizing both market data and the transactional knowledge and experience of our network of professionals and in market relationships. We will follow a managed process to examine all elements of a potential investment, including a property’s location, prospects for long range appreciation, income potential, resale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. Our Manager will also review investments based on investment type, investment size and investment risk to try to mitigate portfolio level risk where possible. Our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable.

Our Manager has the authority to make all the decisions regarding our investments. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations;

●	analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and sales market conditions affecting the real estate;

●	the estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure with respect to the operator, including distribution and waterfall criteria, governance and control rights, buy sell provisions and recourse provisions.

The Manager or its affiliates may “pre-fund” one or more properties, acquiring them using its own funds so as to make that investment available to the Company. If the Manager or its affiliates “pre-funds” one or more properties, it may charge the Company interest at market rate during the time between when it purchases the property and when the Company uses its Capital to replace that “pre-funding.”

Loans

The Company will use proceeds from this offering to make or acquire loans originated throughout the United States whether secured by interests in real or personal property or otherwise non-secured. The Company may make such loans directly or through an SPE or other entity managed by a third-party. Sources of income to the Company will come from the interest and fees charged to borrowers on the loans. A loss reserve may be maintained by the Company, as determined by our Manager, in its sole and absolute discretion, but is not required.

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At its sole election, our Manager may service the loans or appoint a third-party, which could be an affiliate of the Manager, to service the loans. If we engage third-party servicers, we expect that we will pay service fees of approximately 0.5%-1%, although such fees may be less or more but are expected to be in line with industry standards.

The Company will select loans according to the standards provided below:

1.	Liens. Loans may be unsecured or secured by senior deeds of trust or mortgages or personal property. We intend that a significant portion of our loans will be secured by first priority liens; however, the Company may also fund loans secured by (a) second or junior deeds of trust or mortgages, (b) a pledge of the ownership interest in the borrowing entity, and (c) a preferred equity interest in the borrowing entity.

2.	Types of Assets Securing the Loans. For real estate loans, underlying assets will primarily consist of non-owner-occupied residential or commercial properties. Investments may also involve underlying assets of real property that will include construction, unimproved (but entitled land), raw land and commercial properties.

3.	Loan-to-Value Ratio. In general, the Company will seek to maintain a weighted Loan-to-Value ratio of between approximately 50 percent and 90 percent, provided that the maximum Loan-to-Value ratio for the fund shall not exceed 100 percent. The Loan-to-Value ratio is calculated by taking the amount of the Company’s loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the value of the real property securing the deed of trust or mortgage and multiplying that figure by One Hundred (100) to come to a percentage. “Value” shall be determined by an independent certified appraiser or non-certified appraiser doing an appraisal on the real property or the Manager or commercial or residential real estate broker giving his, her, or its opinion of value of the real property. Notwithstanding the foregoing, the Company may exceed a 90 percent Loan-to-Value ratio if our Manager determines in its sole business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other compensating factors that would support our Manager in making its decision in the best interest of the Company.

4.	Terms of Loans. The terms of the Company loans will vary. Loans generally have a term between one and 36 months. Notwithstanding the foregoing, loans may be shorter or longer in term if our Manager decides, in its sole discretion, it is in the best interests of the Company. Many loans that the Company will originate or acquire may provide for interest-only payments followed by a balloon payment at the end of the term. For risk hedging purposes, borrowers may be required to make principal and interest payments. At the end of the term, the Company will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan. Interest rates, fees, required insurance and other terms of the loans will be negotiated by our Manager on a case-by-case basis but are expected to be in line with the applicable market.

5.	Acquiring Loans from Third Parties. The Company may acquire secured or unsecured loans that were originated and funded by a third-party, including affiliates of our Manager.

6.	Fractionalized Interests in Loans. The Company may also participate in loans with other lenders (including joint venture and other businesses organized by business partners or affiliates of our Manager), by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above.

7.	Non-Performing Loans. The Company may, when commercially reasonable, purchase, take back, receive, or otherwise acquire non-performing loans secured by real property located throughout the United States (“Nonperforming Notes” or “NPNs”). Nonperforming Notes are typically loans that are in default, behind in payments, or secured by properties that have little-to-no-equity remaining due to devaluation or excessive leverage. The Company’s primary intent, as it pertains to Nonperforming Notes, is to acquire the Nonperforming Notes at a discount, and subsequently refinance, modify, or otherwise reform the Nonperforming Notes to become performing Notes. Alternatively, the Company may also foreclose and/or acquire the properties securing the Nonperforming Notes, using the general standards and criteria set forth below. The Company will use an opportunistic investment strategy to identify and invest in Nonperforming Notes, unless our Manager, in its sole and absolute discretion, determines it is no longer in the best interests of the Company.

8.	Equity Participation and Mezzanine Positions. The Company may fund mezzanine loans as an alternative to loans secured by real property. Generally, a mezzanine loan is a type of subordinate real estate financing that is secured by a pledge of the equity ownership interests in the entity that owns the real property. The Company may also make loans where it agrees to participate in the equity of the property securing the loan made by the Company. Such equity participation may include, but is not limited to, sharing in the proceeds from the sale price of the property or properties securing the loan, or including additional exit fees upon loan repayment.

Our Manager will consider the income level and general creditworthiness of a borrower to determine his, her or its ability to repay the Loan according to its terms in addition to considering the loan-to-value ratios described above and secondary sources of security for repayment. The Company may acquire loans made to borrowers who are in default under other obligations (for example, to consolidate their debts).

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The Company may invest in loans for the purpose of reselling such loans. The Company may sell loans, or fractional interests in such loans, when our Manager determines (in its sole and absolute discretion) that it appears to be advantageous for the Company to do so, based upon the current interest rates, the length of time that the loan has been held by the Company and the overall investment objectives of the Company.

Statutory guidelines for foreclosures in each state will be followed by the Company until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower’s account for reimbursement to the Company. If a loan is completely foreclosed upon and the property reverts to the Company, the Company will be responsible for paying the costs and fees associated with the foreclosure process, maintenance and repair of the property, service of senior liens and resale expenses.

The Company may borrow funds for the purpose of making and purchasing Loans and may assign all or a portion of its asset portfolio as security for such loan(s). The Company anticipates engaging in this type of transaction when the interest rate at which the Company can borrow funds is significantly less than the rate that can be earned by the Company on its loans, giving the Company the opportunity to earn a profit as a “spread.” Such a transaction involves certain elements of risk and entails possible adverse tax consequences.

Private Equity

The Company expects that approximately 14% to 20% of its asset portfolio will be comprised of controlling or minority interests in operational businesses or private equity. We intend to select investments that support the development of established private enterprises that can scale rapidly. We believe that a well-diversified fund with capital allocated to private equity investments offers investors exposure to high-upside potential without the short-term volatility of the public equity markets. Diversification across sectors, managers, and investment terms is intended in order to mitigate the risk associated with the illiquid nature of private equity. Our Manager will evaluate private equity opportunities on a case-by-case basis and will have the sole discretion to determine the investment candidates and terms of such investments.

Competition

We will face competition from many sources when making our investments. Furthermore, our income producing properties will compete with numerous other rental alternatives in attracting tenants. The number of competitive properties in a particular area, or any increased affordability of similar properties caused by declining market prices, fluctuating mortgage interest rates and government programs, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us. The financial services industry is highly competitive, and we anticipate that we will encounter strong competition for loans. Price competition for loans might result in us earning less on our loans, which reduces net interest income. Some of the institutions with which we compete have substantially greater experience, resources, and lending limits and may offer services we do not provide. We expect competition may increase in the future because of legislative, regulatory, and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully.

Employees

We do not currently have employees. The managing members, employees and contractors of our Manager will provide us services through our Manager. Our Manager may also engage employees and contractors on our behalf as necessary but has not done so at this point.

Government Regulation

The Company’s business is subject to multiple laws, including regulations applicable to ownership and renovation of properties as well as to lending and note servicing. Regulations may vary from jurisdiction to jurisdiction and from state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business. Furthermore, the lending industry is regulated heavily by laws governing lending practices at the federal, state, and local levels and proposals for additional regulation of the financial services industry are introduced on an ongoing basis. The Company does not currently intend to make any loans in any jurisdiction where the Company would require to be licensed to make such loans. In such jurisdictions, the Company may simply invest in another entity that holds such license.

While the Company will use its best efforts to comply with all laws, including federal, state, and local laws and regulations, claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities. These legal actions could expose the Company to significant damages, legal fees or other penalties that would adversely affect the Company and its ability to distribute income to Investors.

Legal Proceedings

None of the Company, our Manager, or any managing member of our Manager is presently subject to any material legal proceedings.

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Transfer Agent

The Company has entered into an agreement with Colonial Stock Transfer to provide transfer agent services.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year will end on December 31 for financial reporting purposes and will be on the same day each year, unless otherwise determined by our Manager

Under the Securities Act, we must update this offering circular upon the occurrence of certain material events. We will file offering circular amendments and supplements as appropriate. We are also subject to the informational reporting requirements under the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with SEC. We will provide such documents and periodic reports through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper upon request.

We will also provide each investor a form K-1 each year so that investors can file their state and federal tax returns.

DESCRIPTION OF PROPERTY

We currently share a corporate address with our Manager at 559 Deseret Dr Unit 201, Kaysville, UT 84037, for which we do not have a lease or other agreement to use. We do not currently pay rent at this location but may contribute to such rent in the future on such basis as our Manager determines to be equitable. We do not otherwise own or lease properties at this point. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Since our formation on October 20, 2023, the Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced.

Operating Results

We have not generated any revenues as of the date of this offering circular. We do not intend to generate revenues for at least six months after the Minimum Offering Amount has been raised.

Liquidity and Capital Resources

As of the date of this offering statement, the Company does not have cash or cash equivalents or assets that can be liquidated. We do not currently have any significant capital commitments, except the agreement to repay our Manager for offering expenses occurred on our behalf which will be repaid through offering proceeds if we raise the Minimum Offering Amount. While the Company’s Manager or its affiliates may be able to “pre-fund” a portion of the purchase price of any given property, the Company currently has no agreements, arrangements, or understandings with any unaffiliated person to obtain funds through bank loans, lines of credit or any other sources. Our sole source of capital until we acquire investments that generate revenues will be any such pre-funding provided by our Manager and monies raised through this offering.

Plan of Operations

We have not commenced operations, are not capitalized, and have no assets. As of December 31, 2023, we estimate we had a total of $35,000 in liabilities. As of October 31, 2023 (the date of our audited financial statements), our total liabilities were $22,000, which constitute amounts due to a related party. We intend to start operations shortly after the time of a closing of this offering. We intend to purchase our first investment within three months from the date the Minimum Offering Amount has been raised and an additional one to two investments within the first 12 months from the date the Minimum Offering Amount has been raised. If our Manager identifies one or more suitable properties, it may “pre-fund” such properties so that the Company may invest in them once sufficient capital is available. Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet our investment criteria and the size of the assets to be acquired.

We believe that the proceeds from this offering will satisfy our cash requirements for at least the next 12 months to implement the foregoing plan of operations.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Manager

The Company operates under the direction of our Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our Manager is Times Square, LLC. Pursuant to our Operating Agreement, our Manager and its managing members are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require; however, it is expected that managing members of our Manager will devote full time to the Company’s operations unless otherwise noted herein. Our Manager will perform its duties and responsibilities pursuant to our Operating Agreement. Our Manager is newly formed and has no experience raising or investing capital.

The responsibilities of our Manager include the following:

●	define and oversee the overall underlying asset sourcing, management, and disposition strategy;

●	manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring relationships with operators;

●	negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;

●	structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;

●	oversee our operators and provide them with ongoing training and support;

●	provide any appropriate updates related to investments;

●	manage communications with interest holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

●	determine our distribution policy and determine amounts of and authorize distributions from time to time;

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the SEC and any other regulatory agency, including annual and semi-annual financial statements;

●	maintain all appropriate books and records for the Company;

●	obtain and update market research and economic and statistical data in connection with our properties and markets;

●	oversee tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	evaluate and obtain adequate insurance coverage for the properties based upon risk management determinations;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

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DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF OUR MANAGER

We do not have officers or directors but are managed by our Manager, Times Square, LLC. The following table sets forth the name and position of each of the current managing members of our Manager as of the date of this offering circular.

Name	Position	Age	Term of Office (Beginning)	Approximate Hours Per Week for Part-Time Employees
Brandon “Jay” Tobey	Managing Member	29	October 2023	Expected Full-Time
Thomas Ditton	Managing Member	29	October 2023	Expected Full-Time

Brandon Jay Tobey. Jay is a co-founder of Central Park Fund 1, LLC, and Managing Member of Times Square, LLC. His mission is to expand access to private investment opportunities. Jay has been syndicating individual investments in real estate, private equity, and private credit for six years, cultivating exclusive relationships. His five-year work history is as follows:

●	2023 – Present: Managing Member, Times Square, LLC
●	2019 – 2022: Real Estate Agent
●	2019 – Present: Board of Directors, Weber Recovery Center
●	2018 - 2020: Director of Business Development, Reeder Asset Management
2016 – 2018: Sales & Marketing, Sterling Urgent Care

Thomas Ditton. Thomas is a co-founder of Central Park Fund 1, LLC and Managing Member of Times Square, LLC. Thomas specializes in compliance and business operations. He has extensive experience in executing complex business strategies in various industries such as biomedical research, healthcare, and finance. He is licensed as an investment adviser and is skilled in financial modeling, deal structuring, and analysis. His five-year work history is as follows:

●	2023 – Present: Managing Member, Times Square, LLC
●	2022 – 2022: Summer Legal Associate, Keller Preece PLLC
●	2022 – 2023: Co-founder and CEO, Praeventus Safety
●	2021 – 2023: Full Time Student, BYU Law School (graduation deferred)
●	2019 – 2021: Clinical Coordinator, JBR Clinical Research
●	2016 – 2019: Researcher, Institute for Antiviral Research

There are no arrangements or understandings known to us pursuant to which any Manager’s managing member was or is to be selected. There are no agreements or understandings for our Manager or its managing members to resign at the request of another person and neither our Manager nor its managing members is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any Manager’s managing members, person nominated or chosen to become such.

To the best of our knowledge, none of our Manager’s managing members has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Manager has not and will not receive any salary from us for its services, unless otherwise approved by the Class B member (which is an affiliate of our Manager). However, our Manager will receive the following fees and compensation:

Fee	Timing of the Fee	Amount or Description of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired	The Manager or its designated assigns will earn an acquisition and due diligence fee of 3.0% of the purchase price of the individual property. Total fees are difficult to determine at this time, but are estimated in the section entitled “USE OF PROCEEDS”, above.

Asset Management Fee	Fees charged to the Company for management of its investments	The Manager or its designated assigns will earn an asset management fee of 2% of the total capital deployed by the Company to acquire Company Assets, accrued and calculated monthly on the Company’s total deployed capital as of the first day of that month, and payable monthly or at such later time as the Manager may determine.

Property Management Fee	Fees charged monthly during property operation as compensation for day-to-day management services provided	The Manager and/or an affiliated or third-party property managers will receive (in addition to reimbursement of expenses and costs) a property management fee for each Property managed at market rate (the approximate cost of property management services under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) calculated on the monthly gross income from that Property, paid as an expense of the Property.

Fees for Professional Services	Fees charged to the Company as Services are Provided	The Manager and/or its affiliates will be reimbursed the fair value for provision of professional services to the Company at reasonable commercial rates on either an hourly or per-service basis

Other Fees	Fees charged to the Company as Services are Provided	The Manager and/or its affiliates may receive market rate fees (the approximate cost of a good or service under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) and costs for any construction, construction management, repair and maintenance work performed, and real estate and loan brokerage fees with respect to such services provided to or with regard to each such property. Total fees are difficult to determine at this time.

Reimbursement of Expenses	Reimbursements Provided as Expenses are Incurred	The Manager or its affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from Capital Contributions, operating revenue, or reserves. The Manager may also reimburse Members of the Company for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager’s sole discretion. Total reimbursements are difficult to determine at this time.

Loans	Loans Repaid According to their Terms	The Manager and/or its affiliates may receive compensation from the Company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be on terms that the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager in good faith and not as a result of arm’s length negotiations. Loan terms and amounts are difficult to determine at this time.

Carried Interest	Class B Interest	20% of Distributable Cash after payment of preferred return to Class A Members.

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The Manager in its sole discretion, may suspend, delay, accrue, or forego payment of any of the fees listed above unless otherwise contractually bound. Fees not paid when earned will be paid at such later time as the Manager may determine in its sole discretion, as an expense of the Company when Company resources allow, or will be paid when after the sale of the Company’s assets.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this offering circular, the Company has 100 Class B interests issued and outstanding as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B interests	Times Square, LLC (1) 559 Deseret Dr Unit 201, Kaysville, UT 84037	100 Class B interests	N/A	100%

(1) Times Square, LLC is our Manager and is wholly owned by Flowstreet, Inc., a Delaware corporation, which is beneficially owned (through various intermediary entities) by the following individuals:

●	Jordan Harbertson beneficially owns 33%.
●	Casey Harbertson beneficially owns 33%.
●	Matthew Aaron Williams and Melinda Marie Williams jointly beneficially own 33%.

(2) There are no Class A interests issued and outstanding as of the date of this offering circular.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception to the date of this offering circular, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager or its managing members;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

An affiliate of our Manager has been issued all Class B interests in the Company. As a Class B member, our Manager’s affiliate has executed and is a party to our Operating Agreement.

Our Manager and/or its affiliates have paid for all of the Company’s offering and other expenses, which will be reimbursed by the Company once the Minimum Offering Amount has been raised. The Company anticipates such reimbursement will amount to approximately$150,000 approximately.

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Conflicts of Interest

There may be conflicts of interests between the Company, its management, and investors. Our Manager and its members may act as members and/or members of other entities and may have current or future responsibilities to such entities, which entities may have similar business plans to the Company and may compete with the Company. Investors will have no right to participate in such entities or have any rights to the assets or operations thereof. To the extent our Manager or its members are required to spend time on such investment and/or management activities, they may not be able to devote full-time to the Company’s operations.

Our Manager and its managing members try to balance our interests with their duties to other entities owned or managed by them. However, to the extent that such persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our investors and the value of our interests. To the extent that those other entities have investment objectives that compete with the Company, our Manager will allocate opportunities between the Company and these other entities using its business judgement. Factors that our Manager may consider include investment objectives and criteria for each entity, cash requirements and capital in the Company and the other entities available for investment when the opportunity arises, the effect of inclusion of the opportunity on portfolio diversity, leverage ability for each entity, and anticipated cash flow and holding periods.

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned or managed by our Manager, or their affiliates are located. In such a case, a conflict could arise in the leasing of properties if we and such other properties were to compete for the same tenants, or a conflict could arise in connection with the resale of such properties if there were an attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we and such other property seek to employ developers, contractors or building Managers, as well as under other circumstances.

The Manager or its affiliates may “pre-fund” a property or otherwise loan money to the Company, with any such loan paying market rate terms which the Manager believes to be no less favorable to the Company than what would be available from third parties. The Manager also may enlist the services of one or more affiliated entities in order to manage our assets. The compensation for those affiliated entities will be at market rates. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

Our Operating Agreement explicitly allows the Company to purchasing Company Assets from and selling Company Assets to affiliates of the Manager, so long as such purchases and sales are valued at market rate. However, the assessment of market rate is to be determined by the Manager in good faith, based on reasonable assumptions. Since any such transaction will not take place at arms’ length, our Manager may be incentivized to assess the value of the Company Asset as higher (or lower) than the value that could be obtained in an arms’ length transaction, and may make bad assumptions in coming up with such estimates.

Our Manager’s affiliate’s interests in our Distributable Cash may cause its managing members to make more risky business decisions than they would otherwise in the absence of such carried interest. However, our Manager will evaluate investments on the terms set forth herein.

Certain legal, accounting, and other advisors, including real estate brokers, of the Company may also serve as representatives or agents of our Manager or its members. As a result, conflicts of interests could arise and, in such cases, such representatives or agents may have to withdraw from representation of the Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

PRIOR PERFORMANCE

The Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. Our Manager and its affiliates do not have prior experience raising money for or operating a real estate, debt or private equity fund.

SECURITIES BEING OFFERED

Interests

The Company is a limited liability company formed pursuant to the Wyoming limited liability company act. Membership interests in the Company are divided between Class A and Class B interests. The Company is authorized to issue an unlimited number of Class A interests and 100 Class B interests. No Class A interests have been issued. The Company has issued all Class B interests.

Class A interests shall be limited-voting including only removal of our Manager for “good cause,” and only holders of Class B interests shall be entitled to vote on other matters subject to members vote.

Timing of Distributions

Distributions will be made in accordance with the terms of our Operating Agreement. The Company expects that distributions will begin approximately six months from the date the Minimum Offering Amount has been raised. We will attempt to make distributions quarterly thereafter, subject to availability of sufficient Distributable Cash.

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Cash Distributions

“Distributable Cash” means all cash of the Company derived from operations (e.g. rental, dividend and interest income) and capital transactions (e.g. asset sale or refinance or repayment of loan principal), less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company, (ii) any required tax withholdings, and (iii) reserves for future expenses related to the Company’s operations, as established in the reasonable discretion of our Manager. Distributable Cash from operations and capital transactions will be distributed as follows:

Distributable Cash will generally be distributed as follows:

●	first, the Class A members shall receive a cumulative, non-compounding preferred return of 5% per annum, calculated on their unreturned capital contributions.
●	second, the remaining Distributable Cash will be distributed to the members as follows:

○	80% shall be distributed to the class A members, which shall be allocated between them in proportion to their respective Class A interests divided by all Class A interests.
○

20% shall be distributed to the Class B members, which shall be allocated between them in proportion to their respective Class B interests divided by all Class B interests.

For distributions from capital transactions (sale or refinance of an investment), Class A members will receive a return of their capital contributions prior to the 80/20 equity split.

When any distribution is declared it will be paid to the owner of each interest as follows:

i.	The right of each interest to receive a share of any given distribution shall accrue on a daily basis starting on the later of (1) the day the previous distribution was declared or (2) the day each interest was issued. Distributions allocated to a given Class shall be divided among the currently issued interests of that Class pro-rata, in accordance with the number of days accrued for each interest.
ii.	Each distribution will be paid by the Company to the person who the Company’s records show to be the member or assignee associated with each particular interest as of the date a distribution is declared.
iii.	If a distribution is declared within 60 days from the date the member is accepted as member, such member’s distribution may held by the Company until the next distribution is declared after such period, at the sole discretion of our Manager.

.

Our Manager, in its sole discretion, may elect to reinvest the proceeds of any capital transaction such as a refinance or disposition of an asset into additional assets.

Allocations

Except as otherwise provided in the Operating Agreement, profit and loss (including individual items of profit, income, gain, loss, credit, deduction and expense) of the Company shall be allocated among the Members in a manner such that the Capital Account balance of each such Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to a liquidation if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the assets securing such liability), and the net assets of the Company were distributed in accordance with the Company’s liquidation procedures to the members immediately after making such allocation, adjusted for applicable special allocations, computed immediately prior to the hypothetical sale of assets.

Prospective investors should read the Operating Agreement for a more detailed description of how Profits and Losses will be allocated to the members.

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Operating Agreement Summary

The rights and obligations of our members are governed by our Operating Agreement, as amended from time-to-time, which each prospective investor will be required to execute as a condition to purchasing interests. The following summary covers certain significant provisions of the Operating Agreement in addition to the above descriptions and is qualified in its entirety by the provisions of the Operating Agreement. In the event that any term of this offering circular conflicts with our Operating Agreement, the Operating Agreement shall control. Each prospective investor should carefully study the Operating Agreement attached hereto in its entirety before purchasing interests.

Our Manager:	Times Square, LLC a Wyoming limited liability company is our Manager. Our Manager will manage all business and affairs of the Company. Our Manager will direct, manage, and control the Company to the best of its ability and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that our Manager deems to be reasonably required to accomplish the business and objectives of the Company. Under Wyoming law, our Manager generally owes the Company the fiduciary duties of care and loyalty; however, the Company has waived certain aspects of the duty of loyalty in that our Manager and its affiliates are permitted to own and manage interests that are competitive with the Company and such persons are under no obligation to present any business opportunity to the Company. Our Company is also explicitly permitted to purchase Company Assets from and sell Company Assets to affiliates of the Manager, so long as such purchases and sales are valued at Market Rate. A more detailed discussion of how our Manager may allocate business opportunities is detailed in “Interest of Management and Others in Certain Transactions.”

The Members:	Our members are not permitted to take part in the management or control of the business or operations of the Company. Assuming that the Company is operated in accordance with the terms of the Operating Agreement, a member generally will not be liable for the obligations of the Company in excess of its total capital contributions and share of undistributed profits. However, a member may be liable for any distributions made to the member if, after such distribution, the remaining assets of the Company are not sufficient to pay its then outstanding liabilities. The Operating Agreement provides that the members will not be personally liable for the expenses, liabilities, or obligations of the Company.

Voting Rights of the Members:

Class B interests are the only units entitled to vote except for removal of our Manager for “good cause.” Any action requiring the approval of the Class B members may be approved by the vote or written consent of more than 50% of the Class B interests entitled to vote or consent unless otherwise indicated in our Operating Agreement. The approval of the Class B members is required for:

●Amending the Operating Agreement or articles of organization other than to (i) change the name of the Company or the location of its principal office; (ii) add to the duties or obligations of our Manager; (iii) cure any ambiguity or correct or supplement any inconsistency in the Operating Agreement; (iv) correct any printing, stenographic, or clerical errors or omissions in order that the Operating Agreement shall accurately reflect the agreement among the members; (v) reflect information regarding the admission of any additional or substitute member; (vi) comply with requirements for any mortgage loan secured by a property, provided in each case that our Manager reasonably determines that such amendment will not subject any member to any material, adverse economic consequences, or (vii) add additional classes of Units.

●The dissolution of the Company.

●Payment of compensation to our Manager or its affiliates.

●Removal of a Manager (note that removal of a Manager requires vote of 75% of the interests of the Company not including the Manager or its affiliates; however, the Manager may be removed only for “good cause” as further below detailed).

●Appointment of new or additional Manager,

●Authorization of additional interests.

●The acquisition or merger of the Company where we are not the surviving entity.

●Such other matters as are required by the Operating Agreement or law.

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Term and Dissolution:

The term of the Company commenced upon the filing of the Company’s Articles of Organization with the Wyoming Secretary of State on October 20, 2023 and will last in perpetuity or until such time as the winding up and liquidation of the Company and its business is completed following a liquidating event.

The Company will be dissolved upon the occurrence of any of the following events:

●The liquidation and/or distribution of all company assets as directed by our Manager.

●The withdrawal of our Manager unless (i) the Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Members vote to continue the business of the Company and to appoint one or more additional Managers.

●The withdrawal of all the members, unless the Company is continued in accordance with the applicable law.

●The vote of the Class B members.

●The entry of a decree of judicial dissolution.

Access to Company Information:	Members, but not assignees, may examine and audit the Company’s books, records, accounts, and assets at the principal office of the Company, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager. All expenses attributable to any such examination or audit shall be borne by such member.

Indemnification:	The Operating Agreement generally provides that the Company will indemnify our Manager, its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to the Company. A party will not be indemnified with respect to matters as to which the party is finally adjudicated in any such action, suit or proceeding (a) to have acted in bad faith, or in the reasonable belief that the party’s action was opposed to the best interests of the Company, or with gross negligence or willful misconduct, or in breach of such party’s fiduciary duty to the Company (if any), or (b) with respect to any criminal action or proceeding, to have had cause to believe beyond any reasonable doubt the party’s conduct was criminal. The Company will pay the expenses incurred by an indemnified party in connection with any such action, suit, or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit, or proceeding, in advance of the final disposition of such action, suit, or proceeding. Upon receipt of a final judgment indicating that indemnification should not have applied, then such party will repay indemnification payments. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

Removal of a Manager:

A Manager may be removed only for Good Cause by the Members holding 75% of the issued and outstanding interests in the Company (excluding those held by the Manager being removed and its affiliates). However, no Manager may be removed during any period its principal has personally guaranteed a loan secured by the property without the applicable lender’s consent. For purposes of the foregoing, “Good Cause” means that our Manager conducted itself on behalf of the Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on the Company. In the event the members vote to remove our Manager for good cause, our Manager will have the right to submit the question of whether sufficient grounds for removal exists to binding arbitration, to be conducted as further described in the Operating Agreement. Our Manager may resign at any time.

No member, including a Manager, if applicable, will have any special right to withdraw upon a removal of a Manager.

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Transfers of Units:

A member is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its Units, unless such transfer:

●Is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose;

●Is evidenced by a written agreement, in form and substance satisfactory to our Manager, that is executed by the transferor, the transferee(s), and our Manager;

●Will not result in any one Member owning more 19.9% of the outstanding Units

● Will not result in a violation of the registration requirements of the Securities Act;

●Will not require the Company to register as an investment company under the Investment Company Act of 1940, as amended; and

●Will not result in the Company being classified for federal income tax purposes as an association taxable as a corporation.

The transferor of any Units is required to reimburse the Company for any expenses reasonably incurred in connection with a transfer, including any legal, accounting, and other expenses, whether or not such transfer is consummated.

The transferee of any Units in the Company that is admitted to the Company as a substituted member will succeed to the rights and liabilities of the transferor member and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of Units transferred.

Withdrawal and Redemptions

Members may request to withdrawal from the Company, subject to the Company’s need for operating capital and the payment of reasonable cash distributions to Members (in the sole judgment of the Manager). Withdrawing Members will receive 90% of their Unreturned Capital Contributions. The maximum aggregate amount of capital that the Company will allow Members collectively to withdraw each calendar year is limited to 5% of the Interests of the Company as of December 31 of the prior year, although the Manager may (in its sole discretion) waive such withdrawal limits if a Member is experiencing undue hardship.

Starting in 2025 or 2026, and approximately every year thereafter, Members who have owned their Units in the Company for eighteen months or longer will be given an annual opportunity to redeem all, or a portion, of their Units. Units will be redeemed for 90% of their value and Members requesting redemption will be required to pay any additional cost (on a pro-rata basis) of assessing the value of the Company’s assets. The Manager will honor redemption requests pro-rata by total interests’ basis (such that members who requested a partial Redemption will not receive less than they would have received had they requested a full Redemption) and will redeem at least 5% of the total value of all Company Assets.

Withdrawal requests are expected to be processed approximately three months after they are made, and Redemption requests are expected to take approximately five months from the date the initial notice of a redemption notice is circulated until redemption funds are transmitted. In no case will the Company or its Manager be required to liquidate or refinance Company assets to satisfy Withdrawal or Redemption Requests; such requests will always be subject to available cash. The Company may also establish a reserve fund from which to satisfy Withdrawal or Redemption Requests but is not required to and does not currently intend to do so.

If the Company does not have (in the sole judgement of the Manager) sufficient cash to satisfy the Redemption Requests, it will use all of its Distributable Cash to pay outstanding Redemption Requests until at least 5% of the total value of all Company Assets has been paid out. The Manager may (in its sole discretion) elect to continue to satisfy additional Redemption Requests above this 5% limitation. If the Manager elects not to do so, any unsatisfied portion of Redemption Requests shall be denied, and a new Redemption Request would need to be made at the next redemption event for any Units not redeemed.

The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a Redemption plan (“Redemption Plan”), pursuant to which an Class A Member may request that the Company redeem all or any portion of their Units at times and on terms other than those outlined in this Agreement, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion, and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Manager may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular Redemption request made pursuant to a Redemption Plan for any reason.

Additional Capital Contributions:	Additional capital contributions may not be required.
Dispute Resolution:

Because the fundamental nature of the Company is to provide an opportunity for the members to receive cash distributions of profits from company operations, it is imperative that disputes between a member and the Company and/or a Manager or between members are not allowed to extinguish or diminish the profits available to other members. Thus, the Operating Agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of three face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of the Company.

In the event of a dispute, a member is limited to seeking its initial capital contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited, and, by signing the Operating Agreement, the parties are giving up their rights to a jury trial. Our Manager will be required to maintain the status quo with respect to company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining member, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

These procedures do not apply to claims under the Securities Act and/or the Exchange Act.

These procedures apply to all Members of the Company, including Members who purchase as part of this Offering and Members who are admitted to the Company as a result of secondary market transactions.

Partnership Representative:	Our Manager may designate the IRS Partnership Representative each year until dissolution in its sole discretion.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the units. Investors should consult with their tax professional to determine the effects of the tax treatment of Class A interests with respect to their individual situation.

Reporting Status of the Company

The Company will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, the Company will not report income or loss at the Company level but will report to each member their pro rata share of profits and losses from operations and disposition according to Operating Agreement. This process will make the Company a pass-through entity for tax purposes.

Taxation of Members

The Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A Member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by the Company’s tax advisor.

Basis of the Company

An original tax basis will be established for the Company by including the total acquisition costs of properties. An original tax basis will be established for the Company in the properties based on their purchase price and acquisition costs. The tax basis of the Company will be adjusted during the operations of the Company under applicable partnership tax principles.

Basis of a Member

A member will establish their original tax basis based on the amount of their initial capital contribution. Each member’s tax basis will be adjusted during operations of the Company by principles of subchapter K of the Internal Revenue Code. A member may deduct, subject to other tax regulations and provisions, their share of company losses only to the extent of the adjusted basis of their interest in the Company. Members should seek qualified tax advice regarding the deductibility of any company losses.

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Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and 39 years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of the Company.

The annual cost recovery deductions that must be taken by the Company will be allocated to the members based on their percentage interests in the Company. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by the Company.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a 25 percent marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

The Company will incur expenditures for legal fees in association with the set-up of the Company. These expenditures will be capitalized and will be deducted on dissolution of the Company based on current tax law.

The Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by the Company, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a member’s interests, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is 25 percent. The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to the Company investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of the Company, which will likely be caused by the sale of the property, the members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Operating Agreement describes the operation of capital accounts for the Company and the members.

From Sale or Other Disposition of a Member’s Interests

A member may be unable to sell their interests in the Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a member’s interest, the member will report taxable gain to the extent that the sale price of the interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the member’s interest.

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Phantom Income

It may occur that in any year the members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the members may owe tax on the reportable income, which the member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

An investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes. The election out must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of the Company to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, the Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to the Company based on the tax classification of the members.

Members will be required to timely furnish the Company with the information necessary to make the annual election, and the Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

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If the Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, the Company intends to elect the application of the “push out” procedures. In the event of a push out, or if the “push out” is not effective, a former member may owe additional tax if they were a member during the reviewed year.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

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EXPERTS

Our financial statements for the period from inception (October 20, 2023) to October 31, 2023 included in this offering circular have been audited by Assurance Dimensions, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Manager will answer inquiries from potential investors concerning the interests, the Company, our Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

Central Park Fund 1, LLC

Attn: Brandon Jay Tobey

559 Deseret Dr Unit 201

Kaysville, UT 84037

Phone No.: 435-754-5493

Email: jay@flowstreet.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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FINANCIAL STATEMENTS

F-1

Financial Statements and Independent Auditor’s Report

Central Park Fund 1, LLC

[DATE]

F-2

Central Park Fund 1, LLC

F-3

Independent Auditor’s Report

To the Board of Directors and Member of Central Park Fund 1, LLC.

Opinion

We have audited the accompanying financial statements of Central Park Fund 1, LLC. which comprise the balance sheet as of October 31, 2023 and the related statements of operations, member’s deficit, and cash flows for the period from October 20, 2023 (inception) to October 31, 2023, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Park Fund 1, LLC. as of October 31, 2023 and the related statements of operations, member’s deficit, and cash flows for the period from October 20, 2023 (inception) to October 31, 2023, with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Central Park Fund 1, LLC. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Central Park Fund 1, LLC.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-4

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Central Park Fund 1, LLC.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Central Park Fund 1, LLC.’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

November 6, 2023

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY:4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE:4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-5

Central Park Fund 1, LLC

Balance Sheet

October 31, 2023

ASSETS
Current Assets
Cash	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Total Current Liabilities	$22,000

TOTAL LIABILITIES	22,000

Member’s Deficit
TOTAL MEMBER’S DEFICIT	(22,000)

TOTAL LIABILITIES AND
MEMBER’S DEFICIT	$-

The accompanying notes are an integral part of this financial statement.

F-6

Central Park Fund 1, LLC

Statement of Operations

For the period from October 20, 2023 to October 31, 2023

REVENUE
Total revenue	$-

EXPENSES
Total operating expenses	22,000

LOSS FROM OPERATIONS	(22,000)

OTHER INCOME (EXPENSES)	-

NET LOSS	$(22,000)

The accompanying notes are an integral part of this financial statement.

F-7

Central Park Fund 1, LLC

Statement of Cash Flows

For the period from October 20, 2023 to October 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Increase in current liabilities	22,000

Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from shareholder

Net cash provided by financing activities	-

NET INCREASE IN CASH	-

Cash at beginning of year	-
Cash at end of year	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$-
Cash paid during year for income taxes	$-

The accompanying notes are an integral part of this financial statement.

F-8

Central Park Fund 1, LLC

Statement of Member’s Deficit

For the period from October 20, 2023 to October 31, 2023

	Class A	Class B	Additional Paid	Retained
	Units	Units	In Capital	Earnings	Total

October 20, 2023	-	-	$-	$-	$-
Net income (loss)	-	-	-	(22,000)	(22,000)
October 31, 2023	-	-	$-	$(22,000)	$(22,000)

The accompanying notes are an integral part of this financial statement.

F-9

Central Park Fund 1, LLC

Notes to Financial Statements

October 31, 2023

Note A – Description of Business and Summary of Significant Accounting Policies

Nature of Operations

Central Park Fund 1, LLC (“the Company”) was organized October 20, 2023 in the State of Wyoming and headquartered in Kaysville, UT. The Company plans to create a diversified fund focused on real estate investments.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Due to Affiliates

Due to affiliates primarily includes any amounts held by the fund, distributions payable and other payables.

Income Taxes

The Company is a limited liability company under the laws of the State of Wyoming and has elected to be treated as a partnership for federal tax reporting purposes. As such, the Company does not pay federal or state income taxes on its taxable income. Instead, the income is passed through to the member.

Accordingly, no provision for income taxes has been made in the financial statements.

The Company recognizes and discloses uncertain tax positions in accordance with GAAP. The Company evaluated its tax positions and determined it has no uncertain tax positions as of October 31, 2023. The Company’s tax returns are subject to income tax examinations generally for a period of three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-10

Central Park Fund 1, LLC

Notes to Financial Statements

October 31, 2023

Note D – Member’s Deficit

As of October 31, 2023 the Company has no units of outstanding member equity and has not yet received any member capital contributions.

The Company shall issue Members’ units in consideration for their capital contribution and other good and valuable consideration. Units may be divided between Class A and Class B Units. The Company may issue an unlimited number of Class A units. The Class A units shall be limited-voting. Class B Units are limited to 100 units and shall be entitled to vote on matters.

Distributions are to be made to Members of the Company in accordance with the terms of the Operating Agreement. Distributions generally include operating income from investments and proceeds from investment capital transactions as follows:

a. First, the Members shall receive a cumulative, non-compounding preferred return of five percent (5%) per annum, calculated on their Unreturned Capital Contributions.

b. Second, the remaining distributable cash will be distributed to the Members as follows:

i. Eighty percent (80%) shall be distributed to the Class A Members, which shall be allocated between them in proportion to their respective Class A Units divided by all Class A Units.

ii. Twenty percent (20%) shall be distributed to the Class B Members, which shall be allocated between them in proportion to their respective Class B Units divided by all Class B Units.

Note E – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note F – Subsequent Events

Management has assessed subsequent events through November 6, 2023, the date on which the financial statements were available to be issued. There were no significant events subsequent to October 31, 2023.

F-11

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1	Articles of Organization
2.2	Operating Agreement
4.1	Form of Subscription Agreement
8.1	Escrow Agreement
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kaysville, UT on January 26, 2024.

CENTRAL PARK FUND 1, LLC
By:	Times Square, LLC, its managing member

By:	/s/ Brandon Jay Tobey
Brandon Jay Tobey, its managing member

By:	/s/ Thomas Ditton
Thomas Ditton, its managing member

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brandon (Jay) Tobey	Co-Managing Member of Times Square, LLC	January 26, 2024
Brandon (Jay) Tobey	(principal executive officer and principal financial and accounting officer)

Times Square, LLC	Managing Member	January 26, 2024
/s/ Brandon Jay Tobey
Brandon (Jay) Tobey, its managing member

/s/ Thomas Ditton
Thomas Ditton, its managing member

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